Exhibit 107

Calculation of Filing Fee Table

Form S-4

(Form Type)

Zevra Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule (1)	Amount Registered(1)	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price(2)	Fee Rate		Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	Other	3,791,430	N/A	$25,537,316.77	$ $	110.20 per 1,000,000	$2,814.21
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A			N/A
	Total Offering Amounts					$25,537,316.77			$2,814.21
	Total Fees Previously Paid								—
	Total Fee Offsets								—
	Net Fee Due								$2,814.21

(1)

Represents the estimated maximum number of shares of Common Stock, $0.0001 par value per share (“Zevra common stock”) of Zevra Therapeutics, Inc., a Delaware corporation (“Zevra”), issuable or expected to be issued upon completion of the proposed merger of Aspen Z Merger Sub, Inc. an indirect wholly-owned subsidiary of Zevra (“Merger Sub”), with and into Acer Therapeutics Inc., a Delaware corporation (“Acer”), with Acer surviving as an indirect wholly-owned subsidiary of Zevra (the “Merger”), and is based on the product of (a) the sum of (i) 24,463,726 shares of Acer common stock, $0.0001 par value per share (“Acer common stock”) outstanding as of September 25, 2023, (ii) 2,950,099 shares of Acer common stock issuable upon exercise of Acer options outstanding as of September 25, 2023 and (iii) 3,920,306 shares of Acer common stock issuable upon exercise of Acer warrants outstanding as of September 25, 2023 and (b) 0.1210, the exchange under the Agreement and Plan of Merger dated as of August 30, 2023 by and among Zevra, Merger Sub and Acer.

(2)

Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”) and computed pursuant to Rule 457(c) and Rule 457(f)(1) promulgated under the Securities Act. The proposed maximum aggregate offering price is solely for the purpose of calculating the registration fee and was calculated based upon the market value of shares of Acer common stock (the securities to be exchanged and cancelled in the Merger) as the product of (a) $0.8150, the average of the high and low prices per share of Acer common stock as reported on the Nasdaq Capital Market on September 25, 2023 and (b) 31,334,131 the estimated maximum number of shares of Acer common stock to be exchanged for shares of Zevra common stock upon completion of the Merger.